Exhibit 10.15

504221865.1 1 EMPLOYMENT AGREEMENT THIS EMPLOYMENT AGREEMENT (the “Agreement”) is made and entered into as of March 15th, 2021 (the “Effective Date”), by and between TeleSign Holdings, Inc. (the “Company”) and Tom Wesselman (“Executive”). The Company and Executive shall individually be referred to as a “Party” and collectively as the “Parties”. WHEREAS, the Company desires to employ Executive, and Executive is willing to be employed by the Company, in each case on the terms and conditions set forth herein; NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein and for other good and valuable consideration, the receipt of which is mutually acknowledged, the Company and Executive agree as follows: 1. Employment At-Will. The Company hereby agrees to employ Executive, and Executive hereby accepts such employment with the Company, on the terms and conditions set forth in this Agreement, commencing on March 15th , 2021 (the “Start Date”). Executive’s employment is and always will be “at will,” meaning that Executive may resign at any time with or without cause and the Company may terminate Executive’s employment at any time, with or without cause. In the event of Executive’s termination of employment, the provisions of Section 8 will determine the compensation, if any, Executive is entitled to receive upon such termination. 2. Position. (a) While employed by the Company hereunder, Executive shall have the responsibilities, duties, and authorities commensurate with the role of Chief Technology Officer of entities of similar size and character, and other responsibilities, duties, and authorities assigned to him by the CEO. (b) Executive shall provide his services to the Company primarily at the Company’s corporate headquarters in Marina del Rey, California, if requested by the CEO. For purposes of this Section 2(c), “primarily” shall mean at least three (3) business days per week; unless the CEO agrees to an alternative schedule for a specific period. Notwithstanding anything to the contrary contained herein, this Section 2(c) shall not apply while the Company’s corporate headquarters is closed during the COVID-19 pandemic. (c) Executive shall carry out Executive’s duties in a manner that is consistent and in compliance with all applicable federal and state laws and regulations and Company policies, and subject to the direction of the CEO, or such person as the CEO may designate for this purpose, consistent with the other terms and conditions of this Agreement. (d) Executive acknowledges and fully understands that Executive is obligated to perform Executive’s duties as Chief Technology Officer in good faith, with due care, and in a manner that Executive believes to be in the best interests of the Company. A material failure by Executive to fulfill fiduciary obligations imposed on Executive by law or as Chief Technology DocuSign Envelope ID: B149C27D-7D51-4B25-A943-BF29863D44BC confidentia JJ Miller telesign.com Jul 20, 2021 18:26 confidentia JJ Miller telesign.com Jul 20, 2021 18:26 conﬁdential Andrew Whitworth telesign.com Jan 21, 2022 3:37 PM EST conﬁdential Andrew Whitworth telesign.com Jan 21, 2022 3:37 PM EST

504221865.1 2 Officer, which is injurious to the Company or any of its affiliates, either monetarily or otherwise, may be deemed a material breach of this Agreement by Executive. 3. Base Salary. As compensation for services rendered to the Company, the Company shall initially pay Executive a base salary at the annual rate of $325,000. Executive shall also be entitled to such increases in Executive’s base salary, if any, as may be determined from time to time in the sole discretion of the Remuneration Committee (the “Committee”). Executive’s annual base salary, as in effect from time to time, is hereinafter referred to as the “Base Salary.” 4. Annual Bonus. With respect to each calendar year during the course of this Agreement, in addition to the Base Salary, and subject to the Company’s Executive Incentive Plan, Executive shall be eligible to earn an annual performance bonus of up to 40% of Executive’s Base Salary (the “Target Bonus”) based upon the achievement of performance targets established by the Committee in its sole discretion. Executive’s annual bonus will be payable at such time as annual cash bonuses are paid to executive officers typically, on or before January 31 and July 31 of each year). 6. Employee Benefits and Vacation. While employed by the Company hereunder, Executive shall be entitled to participate in the Company’s employee benefit plans as in effect from time to time, on the same basis as those benefits are generally made available to other peer executives of the Company. The Company reserves the right to amend, modify or terminate any such plans. In addition, the Company provides certain time off with pay without caps or accruals consistent with our business needs. All time off is subject to the approval by the CEO and the terms and conditions of the Company’s Open PTO policy. 7. Business Expenses and Indemnification. (a) Business Expenses. While employed by the Company hereunder, reasonable business expenses (including travel expenses) necessarily incurred by Executive in the performance of Executive’s duties hereunder shall be reimbursed by the Company in accordance with Company policies as in effect from time to time. (b) Indemnification. The Company shall comply with California Labor Code section 2802, which states: “An employer shall indemnify his or her employee for all necessary expenditures or losses incurred by the employee in direct consequence of the discharge of his or her duties, or of his or her obedience to the directions of the employer, even though unlawful, unless the employee, at the time of obeying the directions, believed them to be unlawful.” . 8. Termination. The Parties understand and acknowledge that Executive’s employment is “at-will” and may be terminated by Executive or the Company at any time and for any reason, with or without cause or notice; provided, however, that Executive is requested to give the Company advance written notice of any resignation of Executive’s employment (as set forth in this Section 8). Notwithstanding any other provision of this Agreement, the provisions of this Section 8 shall exclusively govern Executive’s rights upon termination of employment with the Company and its affiliates. DocuSign Envelope ID: B149C27D-7D51-4B25-A943-BF29863D44BC confidentia JJ Miller telesign.com Jul 20, 2021 18:26 confidentia JJ Miller telesign.com Jul 20, 2021 18:26 conﬁdential Andrew Whitworth telesign.com Jan 21, 2022 3:37 PM EST conﬁdential Andrew Whitworth telesign.com Jan 21, 2022 3:37 PM EST

504221865.1 3 (a) Termination on or Before the 6-Month Anniversary of the Start Date. (i) Notwithstanding anything to the contrary contained in this Section 8, if Executive’s employment with the Company is terminated for any reason on or before the 6-month anniversary of the Start Date (i.e., on or before September 15, 2021), Executive shall be entitled to receive only the “Accrued Rights”, as defined below. (ii) For purposes of this Section 8, the term Accrued Rights means the following: (A) The accrued but unpaid Base Salary as of the date of termination; (B) Reimbursement for any unreimbursed business expenses properly incurred by Executive in accordance with Company policy prior to the date of Executive’s termination; and (C) Such employee benefits, if any, as to which Executive may be entitled under the employee benefit plans of the Company according to their terms and through the date of termination. (b) By the Company For Cause, or By Executive’s Resignation Without Good Reason. (i) Executive’s employment may be terminated by the Company for Cause (as defined below) or by Executive without Good Reason (as defined below); provided that Executive will be required to give the Company at least thirty (30) days advance written notice of a resignation without Good Reason. (ii) For purposes of this Agreement, “Cause” shall mean (A) the continued failure by Executive to perform his material duties with respect to the Company or its affiliates or a breach of a fiduciary duty owed by the Employee to the Company including, but not limited to any material act of dishonesty; (B) the willful or intentional engaging by Executive in conduct within the scope of his employment that causes injury, monetarily or otherwise, to the Company; (C) Executive’s conviction for, or a plea of nolo contendere to, the commission of a felony involving moral turpitude; (D) a material breach of Executive’s covenants set forth in this Agreement or the Employee Proprietary Information and Inventions Agreement (which is executed at the same time as this Agreement) that causes injury, monetarily or otherwise, to the Company; (E) any material conflict of interest, including, but not limited to, solicitation of business on behalf of a competitor or potential competitor, or the appropriation of (or attempted appropriation of) a business opportunity of the Company or its affiliates, including attempting to secure or securing any personal profit in connection with any transaction by the Company or its affiliates without prior disclosure to and written approval of the CEO, or such person as the CEO may designate for this purpose, in any case, which is injurious to the Company or any of its affiliates, either monetarily or otherwise; (F) violation of the Company’s employment or other policies prohibiting retaliation, discrimination or harassment of employees, clients, or vendors of the Company; (G) DocuSign Envelope ID: B149C27D-7D51-4B25-A943-BF29863D44BC confidentia JJ Miller telesign.com Jul 20, 2021 18:26 confidentia JJ Miller telesign.com Jul 20, 2021 18:26 conﬁdential Andrew Whitworth telesign.com Jan 21, 2022 3:37 PM EST conﬁdential Andrew Whitworth telesign.com Jan 21, 2022 3:37 PM EST

504221865.1 4 fraudulent conduct by Executive in connection with the business affairs of the Company or any of its affiliates; (H) failure to comply with Company policies and/or any laws, rules or regulations of any federal, state or local authority having jurisdiction over Company and its business operations; (I) Failure to comply with directions of the Board of Directors or CEO; (J) breach of this Agreement, dishonesty, incompetence, willful misconduct, habitual absence from work, failure to perform duties, or negligence or incompetence in the performance of stated duties; (K) being found by the Company to be grossly careless, negligent or having engaged in malfeasance or misconduct in the performance or non-performance of his duties; (L) unjustifiable neglect of the Employee’s duties; (M) acting in any way that has a direct, substantial, and adverse effect on the Company’s business operation or reputation; (N) engages in conduct which harms or tends to harm the Company’s standing or image in the community; or (O) working for or being hired by any other company, individual, or other entity - even as an independent contractor - or any other perceived or actual conflict of interest.. Except for clause (C) above, Cause shall only exist after the CEO delivers written notice to Executive of the CEO’s determination that Cause exists, and Executive has failed to fully correct the issue(s) within 45 days following delivery to Executive of the CEO’s written notice of its determination that Cause exists. (iii) For purposes of this Agreement, “Good Reason” shall mean if, other than termination for Cause or without Cause, any of the following has occurred: (A) any material reduction in the Base Salary or Target Bonus opportunity (except for across the board reductions for all senior executives of the Company); (B) a transfer of Executive’s primary workplace that increases Executive’s one way commute by more than thirty-five (35) miles; (C) a material reduction in Executive’s authority, duties, or responsibilities, or (D) the assignment of any duties or responsibilities inconsistent with Executive’s position with the Company; provided, however, that, in each case, Good Reason shall cease to exist for an event either to the extent that Executive shall have consented, in advance and in writing, to such event or to the extent that ninety (90) days shall have elapsed following Executive’s written information of such event without Executive having delivered the advance written notice described in (i) above. For avoidance of doubt, in the event that the Company becomes a subsidiary of another business enterprise and/or otherwise acquired and Executive is no longer reporting to the Chief Executive Officer as a result, the Company and Executive acknowledge that a “substantial reduction in Executive’s authority, duties, or responsibilities” or “the assignment of any duties or responsibilities materially inconsistent with Executive’s position with the Company” shall not be deemed to have occurred in the event that Executive is offered a substantially similar or equivalent role (such as, for example, divisional executive) with an entity of similar or greater scale and scope as the Company. (iv) If Executive’s employment is terminated by the Company for Cause, or if Executive resigns without Good Reason, Executive shall be entitled to receive only the Accrued Rights. Following such termination of Executive’s employment by the Company for Cause or resignation without Good Reason by Executive, except as set forth in this Section 8(b)(iv), Executive shall have no further rights to any compensation or any other benefits under this Agreement. DocuSign Envelope ID: B149C27D-7D51-4B25-A943-BF29863D44BC confidentia JJ Miller telesign.com Jul 20, 2021 18:26 confidentia JJ Miller telesign.com Jul 20, 2021 18:26 conﬁdential Andrew Whitworth telesign.com Jan 21, 2022 3:37 PM EST conﬁdential Andrew Whitworth telesign.com Jan 21, 2022 3:37 PM EST

504221865.1 5 (c) Disability or Death. (i) Executive’s employment hereunder shall terminate upon Executive’s death and may be terminated by the Company if Executive becomes (in the good faith judgment of the CEO) physically or mentally incapacitated and is therefore unable for a period of six (6) consecutive months or for an aggregate of six (6) months in any twelve (12) consecutive month period to perform Executive’s duties (such incapacity is hereinafter referred to as “Disability”). (ii) Upon termination of Executive’s employment hereunder for either Disability or death, Executive or Executive’s estate (as the case may be) shall be entitled to receive the Accrued Rights. Following Executive’s termination of employment due to death or Disability, except as set forth in this Section 8(c)(ii), Executive shall have no further rights to any compensation or any other benefits under this Agreement. (d) By the Company Without Cause or Resignation of Executive with Good Reason. (i) Executive’s employment hereunder may be terminated by the Company at any time without Cause. In addition, Executive’s employment hereunder may be terminated by Executive for Good Reason at any time upon thirty (30) days advance written notice to the Company and after giving the Company a reasonable opportunity during such thirty-day period to cure. (ii) If Executive’s employment is terminated by the Company without Cause (other than by reason of death or Disability) or if Executive resigns for Good Reason, Executive shall be entitled to receive the following after Executive’s termination of employment: (A) Accrued Rights as defined in Section 8; (C) Subject to (I) Executive’s continued compliance with the provisions of this Agreement and the Employee Proprietary Information and Inventions Assignment and (II) Executive’s execution and non-revocation of a general release in favor of the Company and its affiliates in a form reasonably acceptable to the Company: (1) Continued payment of the Base Salary (“Severance Payment”) for 6 months following the date of Executive’s termination of employment (“Severance Period”); and (2) Payment by the Company of COBRA premiums (for both Executive and his dependents) for the Severance Period. DocuSign Envelope ID: B149C27D-7D51-4B25-A943-BF29863D44BC confidentia JJ Miller telesign.com Jul 20, 2021 18:26 confidentia JJ Miller telesign.com Jul 20, 2021 18:26 conﬁdential Andrew Whitworth telesign.com Jan 21, 2022 3:37 PM EST conﬁdential Andrew Whitworth telesign.com Jan 21, 2022 3:37 PM EST

504221865.1 6 Following Executive’s termination of employment by the Company without Cause (other than by reason of Executive’s death or Disability) or by Executive’s resignation for Good Reason, except as set forth in this Section 8(d)(ii), Executive shall have no further rights to any compensation or any other benefits under this Agreement. (e) Change in Control. (i) If this Agreement is terminated upon a Change in Control, the Company or successor Company may provide Executive written notice of such termination on or before the effective date of the Change in Control, in which case Executive shall be entitled to receive the following amounts and benefits. (A) Accrued Rights as defined in Section 8; (C) Subject to (I) Executive’s continued compliance with the provisions of this Agreement and the Employee Proprietary Information and Inventions Assignment and (II) Executive’s execution and non-revocation of a general release in favor of the Company and its affiliates in a form reasonably acceptable to the Company: (1) The Severance Payment for the Severance Period; and (2) Payment by the Company of COBRA premiums (for both Executive and his dependents) for the Severance Period. (ii) Upon the satisfaction of the obligations of the Company under this Section 8(e) the Company shall have no further obligation to Executive pursuant to this Agreement. (iii) For purposes of this Agreement, “Change in Control” shall mean any transaction whereby: (A) Any person (or persons acting as a group) that is not a current member or an affiliate of the Company or such member(s) acquires (or has accumulated during the 12-month period ending on the date of the most recent acquisition by such person or group) ownership of more than fifty percent (50%) of the equity or voting power in the Company; or (B) Any person (or persons acting as a group) that is not a current member or an affiliate of the Company or such member(s) acquires (or has acquired during the 12- month period ending on the date of the most recent acquisition by such person or group) assets from the Company from which the Company derived more than fifty percent (50%) of its operational revenues during the preceding 12 months. Notwithstanding the foregoing, a Change in Control shall not include: (1) any transaction effected for reincorporation purposes; or (2) any transaction that does not constitute a change of DocuSign Envelope ID: B149C27D-7D51-4B25-A943-BF29863D44BC confidentia JJ Miller telesign.com Jul 20, 2021 18:26 confidentia JJ Miller telesign.com Jul 20, 2021 18:26 conﬁdential Andrew Whitworth telesign.com Jan 21, 2022 3:37 PM EST conﬁdential Andrew Whitworth telesign.com Jan 21, 2022 3:37 PM EST

504221865.1 7 ownership of the Company or a substantial portion of its assets within the meaning of Treasury Regulation Section 1.409A-3(i)(5)(v) or (vii). (iv) “Change in Control Conditions” means that all of the following have occurred: (A) (1) a Termination of Employment by the Company has occurred for any reason other than for Good Cause or (2) a Termination of Employment by Executive for Good Reason has occurred; and (B) A Change in Control has been consummated; and (C) the Termination of Employment, has occurred either: (1) within the period beginning on the date of the consummation of the Change in Control and ending on the last day of the twenty-fourth (24th) month following the consummation of a Change in Control; or (2) prior to a Change in Control, if such Termination of Employment was either a condition of the Change in Control or was at the documented request or insistence of a Person which is a party or an Affiliate of a party to the transaction that constitutes or results in to the Change in Control. (f) Notice of Termination. Any termination of employment by the Company for Cause shall be communicated by written Notice of Termination to Executive in accordance with Section 11(g) hereof. In addition, any termination of employment by Executive for Good Reason shall be communicated by written Notice of Termination to the Company in accordance with Section 11(g) hereof. For purposes of this Agreement, a “Notice of Termination” shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of employment under the provision so indicated. (g) Resignation of Officers. Upon resignation or termination of Executive’s employment for any reason, Executive agrees that Executive shall automatically be deemed to have resigned, as of the date of such termination, from all positions that the Executive may then hold as an employee or officer of the Company or any affiliate of the Company, as well as any positions that Executive may hold as a representative or on behalf of the Company or at the request of the Company. The Executive shall promptly deliver to the Company any additional documents reasonably required by the Company to confirm such resignations. 9. Non-Disparagement. The Executive shall not, while employed by the Company or at any time thereafter, disparage the Company (or any affiliate) in any way that materially and adversely affects the goodwill, reputation, or business relationships of the Company or the affiliate with the public generally, or with any of its customers, vendors, or employees. In addition, the Company shall instruct and take all reasonable steps to cause its officers and members of the Board not to disparage Executive on any matters relating to Executive’s services to the Company, business, professional or personal reputation or standing in the Company’s industry, irrespective of the truthfulness or falsity of such statement. Nothing in the section shall prohibit the Parties from testifying truthfully in any forum or to any governmental agency. 10. Specific Performance. Executive acknowledges and agrees that the Company’s remedies at law for a breach or threatened breach of the Employee Proprietary Information and DocuSign Envelope ID: B149C27D-7D51-4B25-A943-BF29863D44BC confidentia JJ Miller telesign.com Jul 20, 2021 18:26 confidentia JJ Miller telesign.com Jul 20, 2021 18:26 conﬁdential Andrew Whitworth telesign.com Jan 21, 2022 3:37 PM EST conﬁdential Andrew Whitworth telesign.com Jan 21, 2022 3:37 PM EST

504221865.1 8 Inventions Agreement would be inadequate and the Company would suffer irreparable damages as a result of such breach or threatened breach. In recognition of this fact, in the event of such a breach or threatened breach, in addition to any remedies at law, the Company, without posting any bond, shall be entitled to cease making any payments or providing any benefit (other than earned wages) otherwise required by any agreement between Executive and the Company and request equitable relief in the form of specific performance, temporary restraining order, temporary injunction, or permanent injunction or any other equitable remedy that may then be available. The Company’s remedies under this Section 11 shall include, in the event that Executive has breached or otherwise failed to comply with Executive’s obligations under the Employee Proprietary Information and Inventions Agreement, the Company shall be entitled to cease any payments due to Executive under Section 8(d)(ii)(B). A party may apply to a court of competent jurisdiction for temporary or preliminary injunctive relief in connection with an arbitrable controversy in accordance with applicable law, and any such application shall not be deemed incompatible with or waiver of the parties’ agreement to arbitrate. The court to which the application is made is authorized to consider the merits of the arbitrable controversy to the extent it deems necessary in making its ruling, but only to the extent permitted by applicable law. All determinations of final relief, however, will be decided in arbitration pursuant to the Company’s Arbitration Agreement. 11. Miscellaneous. (a) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to conflicts of laws principles thereof. (b) Entire Agreement/Amendments. This Agreement and the Employee Proprietary Information and Inventions Agreement, the terms of which are incorporated by reference herein, contain the entire understanding of the Parties with respect to the employment of Executive by the Company. There are no restrictions, agreements, promises, warranties, covenants, or undertakings between the Parties with respect to the subject matter herein other than those expressly set forth herein. This Agreement may not be altered, modified, or amended except by written instrument signed by the Parties hereto. (c) No Waiver. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver of such party’s rights or deprive such party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. (d) Severability. In the event that any one or more of the provisions of this Agreement shall be or become invalid, illegal, or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions of this Agreement shall not be affected thereby. (e) Assignment. This Agreement, and all of Executive’s rights and duties hereunder, shall not be assignable or delegable by Executive. Any purported assignment or delegation by Executive in violation of the foregoing shall be null and void ab initio and of no force or effect. This Agreement may be assigned by the Company to a Person that is an affiliate DocuSign Envelope ID: B149C27D-7D51-4B25-A943-BF29863D44BC confidentia JJ Miller telesign.com Jul 20, 2021 18:26 confidentia JJ Miller telesign.com Jul 20, 2021 18:26 conﬁdential Andrew Whitworth telesign.com Jan 21, 2022 3:37 PM EST conﬁdential Andrew Whitworth telesign.com Jan 21, 2022 3:37 PM EST

504221865.1 9 or a successor in interest to any portion of the business operations of the Company. Upon such assignment, the rights and obligations of the Company hereunder shall become the rights and obligations of such affiliate or successor Person. (f) Successors; Binding Agreement. This Agreement shall inure to the benefit of and be binding upon personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees, and legatees. (g) Notice. For the purpose of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered by hand or overnight courier or three days after it has been mailed by United States registered mail, return receipt requested, postage prepaid, addressed to Executive at his last known address on the books of the Company or, in the case of the Company, to it at its principal place of business. (h) Set Off; No Mitigation. The Company’s obligation to pay Executive the amounts provided and to make the arrangements provided hereunder shall be subject to set off, counterclaim, or recoupment of amounts owed by Executive to the Company or its affiliates; provided, however, that in no event shall Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to Executive under Section 8 of this Agreement. (i) Prior Agreements. This Agreement supersedes all prior agreements and understandings (including verbal agreements) between Executive and the Company and/or its affiliates regarding the terms and conditions of Executive’s employment with the Company and/or its affiliates. (j) Cooperation. Executive shall provide Executive’s reasonable cooperation in connection with any action or proceeding (or any appeal from any action or proceeding), which relates to events occurring during Executive’s employment hereunder. This provision shall survive any termination of this Agreement. (k) Withholding Taxes. The Company may withhold from any amounts payable under this Agreement such Federal, state, and local taxes as may be required to be withheld pursuant to any applicable law or regulation. (l) Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the me instrument. IN WITNESS WHEREOF, the Parties hereto have duly executed this Agreement as of the day and year first above written. TELESIGN HOLDINGS, INC. Tom Wesselman DocuSign Envelope ID: B149C27D-7D51-4B25-A943-BF29863D44BC confidentia JJ Miller telesign.com Jul 20, 2021 18:26 confidentia JJ Miller telesign.com Jul 20, 2021 18:26 conﬁdential Andrew Whitworth telesign.com Jan 21, 2022 3:37 PM EST conﬁdential Andrew Whitworth telesign.com Jan 21, 2022 3:37 PM EST

504221865.1 10 By:_______________________________ _______________________________ Name: Joe Burton Title: CEO DocuSign Envelope ID: B149C27D-7D51-4B25-A943-BF29863D44BC confidentia JJ Miller telesign.com Jul 20, 2021 18:26 confidentia JJ Miller telesign.com Jul 20, 2021 18:26 conﬁdential Andrew Whitworth telesign.com Jan 21, 2022 3:37 PM EST conﬁdential Andrew Whitworth telesign.com Jan 21, 2022 3:37 PM EST